EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

            As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2004 (except for the final paragraph of Note 12 the date of which is March 2, 2004) in the Company's Form 10-KSB for the year ended December 31, 2003, and to all references to our firm included in this Registration Statement.




                                                   /s/ LAZAR LEVINE & FELIX LLP
                                                   ----------------------------



New York, NY
April 22, 2004